As filed with the Securities and Exchange Commission on November 30, 2000
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)

     Delaware                                                   94-2925073
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                       900 East Hamilton Avenue, Suite 250
                           Campbell, California 95008
                                 (408) 626-2000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        --------------------------------
                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801

     (Name,  address,  including zip code, and telephone number, including area code, of agent for service)
                        --------------------------------
                                    Copy to:

                                   Neil Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300
                        --------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             CALCULATION OF REGISTRATION FEE
------------------------------ -------------------- --------------------- ---------------------------  -----------------
                                                       Proposed Maximum
     Title of Each Class of            Amount         Offering Price Per   Proposed Maximum Aggregate      Amount of
  Securities to be Registered     to be Registered         Unit (1)            Offering Price (1)      Registration Fee
------------------------------ -------------------- --------------------- ---------------------------  -----------------
Common Stock, $.001 par value        1,579,718              $99.63              $157,387,304.30         $41,550.25
------------------------------ -------------------- --------------------- ---------------------------  -----------------

(1) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of PMC-Sierra, Inc. ("PMC") common stock on November 28, 2000 as quoted on the Nasdaq National Market.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
     The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


                                PMC-SIERRA, INC.

                        1,579,718 SHARES OF COMMON STOCK

         The selling stockholders listed on page 3 of this prospectus may sell or distribute the shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time of sale or a price privately negotiated.

         We will not receive any of the proceeds from the sale of the shares. However, we will pay substantially all expenses incident to their registration.

                          ---------------------------
         Our common stock is quoted on the Nasdaq National Market under the symbol "PMCS." On November 27, 2000, the last reported sale price of our common stock was $102.69 per share.
                           ---------------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED ON PAGE 2 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PMC COMMON STOCK TO BE ISSUED IN CONNECTION WITH THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is November 30, 2000

         YOU SHOULD RELY ONLY ON INFORMATION OR REPRESENTATIONS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION.

         Our business and affairs may change following the date of this prospectus. We do not have an obligation to update the information in this prospectus after the date on the cover page.

                       WHERE YOU CAN FIND MORE INFORMATION

         PMC files annual, quarterly and current reports, proxy and information statements and other information with the Commission. You can inspect and copy these reports, proxy and information statements and other information concerning PMC at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Chicago, Suite 1400, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information about PMC.

         This prospectus is part of the Registration Statement on Form S-3 that PMC filed with the commission to register shares of its common stock. This prospectus does not contain all of the information contained in the Registration Statement. Parts of documents are incorporated by reference into this prospectus. You should read these documents in their entirety rather than relying just on the parts incorporated by reference. Some of these documents are exhibits to the Registration Statement. The Registration Statement together with its exhibits can be inspected and copied at the public reference facilities and regional offices of the Commission referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by PMC with the Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), are incorporated by reference and made a part of this prospectus:

        1. PMC's Annual Report on Form 10-K for the fiscal year ended December 26, 1999, as amended, excluding Item 6 "Selected Financial Data" and
            Item 8 "Financial Statements and Supplementary Data" which have been superceded by information contained in the Current Report on Form 8-K of PMC-Sierra, Inc. filed November 30, 2000, that are incorporated by reference below.

        2. PMC's Quarterly Reports on Form 10-Q for the quarters ended September 24, 2000, June 25, 2000 and March 26, 2000;

        3. PMC's Current Reports on Form 8-K filed November 30, 2000, October 3, 2000, September 1, 2000, August 28, 2000, July 25, 2000, July 12,
            2000,  June 30, 2000,  June 20, 2000,  April 12, 2000, and March 20,
            2000, as amended; and

        4. all reports, definitive proxy statements and other documents filed by PMC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

         Any statement in this prospectus incorporated by reference is only incorporated to the extent that other statements in this prospectus do not modify or supersede it.

         You may request a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed in writing or by phone to:

                                PMC-Sierra, Inc.
                               Investor Relations
                       900 East Hamilton Avenue, Suite 250
                           Campbell, California 95008
                        Telephone Number: (408) 626-2000

PMC will provide these documents and information to you without charge.

                                   THE COMPANY

         PMC was incorporated in the State of California in 1983 and reincorporated into the State of Delaware in 1997. All references to "PMC," "we" or "us" are to PMC-Sierra, Inc. and include its subsidiaries, unless the context requires otherwise. Our principal executive office is located at 900 East Hamilton Avenue, Suite 250, Campbell, California 95008. Our telephone number at that location is (408) 626-2000. Our Common Stock trades on the Nasdaq National Market under the symbol "PMCS."

         We design, develop, market and support high-performance semiconductor networking solutions. Our products are used in the high speed transmission and networking systems which are being used to restructure the global telecommunications and data communications infrastructure.

         We provide components for equipment based on Asynchronous Transfer Mode ("ATM"), Synchronized Optical Network ("SONET"), Synchronized Digital Hierarchy ("SDH"), T1/E1/J1 and T3/E3/J2 access transmission and Ethernet protocols. Our networking products adhere to international standards and are sold on the merchant market to over 100 customers either directly or through our worldwide distribution channels.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         Some statements and information in this prospectus constitute "forward-looking statements" within the meaning of the federal securities laws. Our results, performance or achievements may be materially different from those expressed or implied by such forward-looking statements. We may not, nor are we obligated to, release revisions to forward-looking statements to reflect subsequent events.

                                  RISK FACTORS

         An investment in the Shares involves a high degree of risk. In addition to the other information contained in this prospectus, before purchasing the shares, prospective investors should carefully consider the risk factors described as "Factors You Should Consider Before Investing in PMC-Sierra" in PMC's quarterly report on Form 10Q, for the period ending September 24, 2000. Additionally, investors should check for any updates to PMC's risk factors in documents filed by PMC with the Commission prior to the termination of this offering.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the Shares covered by this prospectus. We will, however, pay substantially all expenses related to the registration of the shares.

                              SELLING STOCKHOLDERS

         The name of each selling stockholder and the aggregate number of shares of common stock registered by this Registration Statement that each selling stockholder may offer and sell are set out in the table below. Because the selling stockholders may sell or distribute all or a portion of the Shares at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that each selling stockholder may have upon completion of this offering. As of the date of this prospectus, the selling stockholders that are identified with an asterisk next to their names currently serve as employees, directors or consultants of SwitchOn Networks,
Inc.:

                                                      Shares to be Offered for
          Selling Stockholder                          the Selling Stockholder
     -----------------------------------------------  -------------------------

        Ajit Shelat Technologies Pvt. Ltd.*                         241,831

        Sandip Y. Borle                                                 503

        Prapacorn (Sunny) Chaovivatkul*                                 503

        Vineet Dujari*                                               17,734

        Harvey Goldman*                                               8,061

        Ripu D. Gupta                                                 2,073

        Raghunath S. Iyer*                                            4,332

        B. V. Jagadeesh                                                 671

        Desikan Jagannathan                                             241

        Moti K. Jiandani*                                           315,992

        Kishin G. Jiandani, Trustee of the Farid Moti
        Jiandani Trust UTA dated November 15, 1999                    3,224

        Kishin G. Jiandani, Trustee of the Kahir Moti
        Jiandani Trust UTA dated November 15, 1999                    3,224

        Manoj G. Kulkami                                              1,058

        Clifford Meltzer*                                            10,537

        Judy O'Brien                                                     60

        Manu Parpia                                                   1,007

        Chandravandan N. Patel*                                      40,305

        Dawn Smith                                                       60

        Greg Tsutsui*                                                 2,015

        George Verghese                                               2,015

        WS Investments 2000B                                          1,088

        WS Investments                                                  403

        Gnanalingam Arjavalingam and Vasanthi K.
        Arjavalingam Family Trust
        U/D/T/ April 3, 2000                                         32,929

        Anandalakshmi Gnanalingam Trustee of The Anusuya
        Arjavalingam Trust                                           16,464

        Anna M. Lijphart and Brian P Doughterty, Trustees
        Dated 8/14/95                                                 1,975

        Ashok Kumar Jain and Shipra as Trustees of The Jain
        Family Trust created 12/11/95                                 3,292

        Anandalakshmi Gnanalingam Trustee of The Avinash
        Arjavalingam Trust                                           16,464

        Charles Giancarlo and Dianne Giancarlo Family Trust
        U/D/T 11/2/98                                                 3,292

        Clifford B. Meltzer and Rose C. Meltzer, Trustees of
        The 1999 Meltzer Family Trust
        U/D/T September 10, 1999*                                     5,268

        Zubair Hussain                                                2,634

        Walter J. Kelt                                                  658

        Raza Venture Fund A                                          26,343

        Redwood Management III, LP*                                  46,100

        Redwood Ventures III, LP*                                   184,402

        Sequoia Capital Entrepreneurs Fund                           53,015

        Sequoia Capital IX Principals Fund                           63,572

        Sequoia Capital IX                                          344,418

        The Alles Family 1998 Living Trust                            3,292

        Timark LP                                                     6,585

        The Arthur Lin Family LLC                                     3,292

        Cheng Wu                                                      2,634

        Comdisco Inc.                                                   780

        NEA Ventures 1999, L.P.                                          66

        New Enterprise Associate VIII, L.P.                           10,471

        Nancy L. Dorman                                                  329

        Ronald H. Kase                                                 1,639

        C. Richard Kramlich                                              807

        Arthur J. Marks                                                1,098

        Peter T. Morris                                                1,475

        John M. Nehra                                                    820

        Charles W. Newhall III                                           821

        Abingworth Management Ltd.                                        32

        The Stewart Alsop II Revocable Trust dated 10/8/93,              821
        Stewart Alsop II, Trustee

        P J Barris LLC                                                 1,639

        Irrevocable Trust u/a Frank A. Bonsal, Jr., dated                410
        2/23/93

        Robert T. Coneybeer                                              546

        Ryan D. Drant                                                    164

        Suzanne H. King                                                  205

        The Richard Squire Kramlich 1998 Irrevocable Trust               104
        u/a/d 10/16/98 Richard Squire Kramlich, Trustee

        The Mary Donna Meredith 1998 Irrevocable Trust                   104
        u/a/d/ 10/16/98 Mary Donna Meredith, Trustee

        The Peter Ward Kramlich 1998 Irrevocable Trust u/a/d             104
        10/16/98 Peter Ward Kramlich, Trustee

        The Christina Noelle Kramlich 1998 Irrevocable Trust             104
        u/a/d 10/16/98 Christina Noelle Kramlich, Trustee

        The Julian Hertel Rountree III 1998 Irrevocable                  104
        Trust u/a/d 10/16/98 Cynthia P. Rountree, Trustee

        The Cooper Samuel Palmer 1998 Irrevocable Trust                  104
        u/a/d 10/16/98 Wallace Cromwell Palmer IV, Trustee

        The Daphne Rebecca Palmer 1998 Irrevocable Trust                 104
        u/a/d 10/16/98 Wallace Cromwell Palmer IV, Trustee

        The Ethan Cromwell Palmer 1998 Irrevocable Trust                 104
        u/a/d 10/16/98 Wallace Cromwell Palmer IV, Trustee

        Charles M.Linehan                                                410

        The Joshua Joseph Marks Trust, u/a 11/13/96, Joshua              131
        Joseph Marks, Trustee

        The Michael Shannon Marks Trust, u/a 11/13/96,                   131
        Joshua Joseph Marks, Trustee

        The Samantha Ariel Marks Trust, u/a 11/13/96, Joshua             131
        Joseph Marks, Trustee

        Spencer Ethan Daniel Marks Trust, u/a 9/25/98,                   148
        Joshua Joseph Marks, Trustee

        Turner-McConnell Family Trust, Thomas C. McConnell             1,311
        and Latricia Ann Turner, Trustees uta 8/29/96

        McConnell Twins Trust, Ronald H. Kase, Trustee, uta              220
        dated 11/11/93

        Cole Whieldon McConnell Trust, Ronald H. Kase,                   108
        Trustee, uta dated 3/23/95

        Peter T. Morris and Linda Gates Morris, Trustees of              164
        the Morris 1998 Children's Trust u/a/d 8/3/98

        Susan Nehra                                                      820

        Amy Liebno Newhall                                               180

        Adair's Trust u/a 11/15/96, Amy Liebno Newhall,                  180
        Frank A. Bonsal, C. Van Leuven Stewart, Trustees

        Ashton's Trust u/a 11/15/96, Amy Liebno Newhall,                 180
        Frank A Bonsal, C. Van Leuven Stewart, Trustees

        Adair Newhall                                                    139

        Ashton Newhall                                                   139

        MWP Investment Partnership                                     1,639

        Pratt Street Ventures XI, LLC                                     32

        Scott D. Sandell                                                 410

        Sigrid J. Van Bladel                                             410

        Louis B. Van Dyck IV                                             328

        Abbott Capital Private Equity Fund II, L.P., by                1,750
        Abbott Capital Management, LLC as Investment Manager

        Richard L. Adams, Jr.                                            135

        Adams Charitable Foundation, Inc.                                269

        State of Alaska by Abbott Capital Management, LLC as           1,750
        Investment Manager

        ALCYON SA                                                        404

        Joseph W. Alsop                                                   34

        Trustees of Amherst College                                      539

        Tucker Anthony Private Equity Fund II, L.P.                      404

        Tucker Anthony Private Equity Fund L.P.                          269

        BancBoston Investments, Inc.                                     135

        BNY Partners Fund LLC by Abbott Capital Management,              539
        LLC as Investment manager

        Mellon Bank, N.A. as Trustee for the Bell Atlantic             6,058
        Master Trust

        Brinson Partnership Fund Program Entity A                        364

        Brinson Partnership Fund - 1998 Primary Fund, L.P.               350

        Brinson Trust Company as Trustee of the Brinson                1,064
        Partnership Fund Trust - 1998 Primary Fund

        The 1998 Primary Brinson Partnership Fund Offshore               175
        Series Company Ltd.

        Iceship & Co. by State Street Bank & Trust Co. as                135
        Trustee for the Brown & Williamson Tobacco Master
        Retirement Trust

        The Bunting Family I LLC                                         269

        California Institute of Technology                               404

        California State Teachers' Retirement System                   6,732

        Caravan Trust                                                     94

        Carleton College, by Abbott Capital Management, LLC              135
        as Investment Manager

        Chancellor Offshore Partnership Fund, L.P.                       673

        Cheyne Walk Trust                                              1,010

        Cornish & Carey Commercial Ventures, LLC 1998                     67
        Subaccount

        Crossroads 1997 Asset Allocation I, L.P.                         135

        Crossroads 1997 Asset Allocation II, L.P.                        202

        Crossroads 1997 Venture Capital I, L.P.                          135

        Crossroads 1997 Venture Capital Programme I, L.P.                202

        Cypress Equity Fund Group Trust, by Abbott Capital               113
        Management, LLC as Investment Manager

        Cypress Equity Fund Ltd., by Abbott Capital                      156
        Management, LLC as Investment Manager

        The Walt Disney Company Retirement Plan Master Trust             673

        EDS Retirement Plan Trust                                        673

        The Chase Manhattan Bank, solely in its capacity as            2,693
        Trustee for First Plaza Group Trust

        Richard B. Fontaine, Trustee or Barbara J. Fontaine,              27
        Trustee, of the Fontaine Revocable Living Trust u/a dtd 3/23/84

        The Ford Foundation                                            4,039

        Fox Family Portfolio Partnership                                 269

        Employees' Retirement System of the Sate of Hawaii,              942
        by Abbott Capital Management, LLC as Investment
        Manager

        HarbourVest Partners V-Parallel Partnership Fund L.P.            481

        HarbourVest Partners V-Partnership Fund L.P.                   2,885

        Kenneth Hecht, Alfred H. Moses, Trustees under Trust              94
        B of Malcolm Hecht, Jr. dated June 11, 1973

        Michael E. Herman Revocable Trust u/t/i dated                     40
        5/16/90, Michael E. Herman

        Hobart Family Limited #7                                         337

        John Hopkins University                                          673

        Houston Police Officers Pension System                           808

        Northern Trust Company as Trustee for the Illinois               808
        Municipal Retirement Fund, by Abbott Capital
        Management, LLC, as Investment Manager

        The James Irvine Foundation                                      673

        Laird Norton Trust Co., Co-Trustee, T.R. Johnson                  67
        Revocable Trust dated 8/28/87

        KFLP-II Limited Partnership                                       34

        Ewing Marion Kauffman Foundation                               1,346

        Douglas C. Kramlich                                              135

        The Kroger Co. Master Retirement Trust                           404

        Leeway & Co., as nominee for The Long Term                     2,085
        Investment Trust

        Board of Pensions Commissioners of the City of Los               673
        Angeles, by Abbott Capital Management, LLC as
        Investment Advisor

        Lucent Technologies, Inc. Master Pension Trust                 3,300

        MC Partners Limited                                              135

        Meyer Memorial Trust                                             673

        Microsoft Corporation                                          1,346

        MILAGRO DE LADERA, L.P., A California Limited                    135
        Partnership

        Mario M. Morino Trust                                            135

        The New Mexico State Investment Council Land Grant               718
        Permanent Fund

        The New Mexico State Investment Council Severance                359
        Tax Permanent Fund

        Northern Telecom Inc.                                          1,346

        Northwestern University                                          539

        Oberlin College                                                  269

        Orange County Employees Retirement System                        296

        PEI Capital Partners, L.P.                                       269

        Pension Reserves Investment Management Board                   2,019

        University of Pittsburgh of the Commonwealth System              673
        of Higher Education

        Pratt Street Ventures XI LLC                                     404

        Preferential Limited                                             135

        Private Equity Portfolio Fund, LLC                               539

        Private Equity Technology Partners C.V.                          673

        Ronald Family Trust B                                            337

        Boston Safe Deposit and Trust Company as Trustee for           2,019
        SBC Master Pension Trust, by Crossroads Investment
        Company, L.P. as Attorney

        Boston Safe Deposit and Trust Company, not                       242
        individually, but solely in its capacity as Trustee for SBC Master Pension Trust (Brinson)

        SOFINOV,Societe financiere d'innovation Inc.                     673

        Standish Ventures IV                                             135

        State Universities Retirement System                             875

        Stuart Foundation                                                215

        Swingyer Partners                                                 40

        The Northern Trust Company as Trustee for Plumbers               269
        U.A. Local 467 Pension Trust

        Utah Retirement Systems, by Abbott Capital                     1,346
        Management, LLC, as Investment Manager

        Virginia Retirement System                                     4,376

        Walton Ventures, LLC                                             269

        University of Washington                                         539

        Boston & Co. A/C# WERF 1963002                                    94

        W. John Driscoll and F.T. Weyerhaeuser, Trustees                  67
        Under T/A Executed by C. Davis Weyerhaeuser Dated
        July 2, 1973

        W. John Driscoll and F.T. Weyerhaeuser, Trustees                 202
        Under T/A Executed by C. Davis Weyerhaeuser Dated
        May 20, 1975

        Wilshire Associates Private Markets Fund II                    3,366

        Wilshire Australia Private Markets Fund                          673

        Woodbrook MB Limited Partnership                                  67

        Zisman Equities Group LP                                          67

        Robert Coneybeer                                                  96

        Charles Curran                                                    16

        Ryan Drant                                                        96

        Suzanne King                                                      96

        Charles M. Linehan                                                96

        Scott D. Sandell                                                  96

        Sigrid Van Bladel                                                 96

                                                     TOTAL         1,579,718
                                                                   =========


                              PLAN OF DISTRIBUTION

         We will not receive any of the proceeds from the sale of the securities by the selling stockholders. The selling stockholders may sell the securities from time to time directly to purchasers. Alternatively, the selling stockholders may from time to time offer the securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities for whom they may act as agent. The selling stockholders and any brokers, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters," and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         The securities offered hereby may be sold from time to time by the selling stockholders, or, to the extent permitted by pledgees, donees, transferees or other successors in interest. The securities may be disposed of from time to time in one or more transactions through any one or more of the following:

        (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        (b) purchases  by a broker  or dealer as  principal  and  resale by that
            broker  or  dealer  for  its   account;

        (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

        (d) an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

        (e) in transactions otherwise than in the over-the-counter market;

        (f) the distribution of the securities by any selling stockholder to its partners, members or shareholders; and

        (g) a combination of any of the above.

         These sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

         At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities. In addition, the securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

         To the best of our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any broker, dealer, agent or underwriter regarding the sale of the securities by the selling stockholders. There is no assurance that any selling stockholder will sell any or all of the securities offered by it hereunder or that any selling stockholder will not transfer, devise or gift the securities by other means not described herein.

         Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with.

         The selling stockholders and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

         Pursuant to the Declaration of Registration Rights entered into in connection with the initial offer and sale of the common stock by us, each of PMC and the selling stockholders will be indemnified by the other against particular liabilities, including some liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

         We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for PMC by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                     EXPERTS

         The consolidated financial statements of PMC-Sierra, Inc. incorporated in this prospectus by reference from the Current Report on Form 8-K of PMC-Sierra, Inc. filed November 30, 2000 and the financial statements of Datum Telegraphic Inc. for the year ended August 31, 1999 incorporated in this prospectus by reference from the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated September 28, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Malleable Technologies, Inc. as of December 31, 1999 and 1998 and for the years then ended and cumulative from July 31, 1997 (inception) through December 31, 1999 incorporated in this prospectus by reference from the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated August 4, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement. (1)


Securities and Exchange Commission Filing Fee                      $41,550.25

Printing and Engraving Expenses                                    $10,000.00

Legal Fees and Expenses                                            $15,000.00

Accounting Fees and Expenses                                        -

Blue Sky Fees and Expenses                                          -

Transfer Agent and Registration Fees                                $5,000.00

Miscellaneous expenses                                              -

Total                                                              $71,550.25
------------------------

(1) All of such expenses, other than the filing fee for the Commission, are estimates and are subject to future contingencies.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of PMC eliminates the liability of directors to PMC for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to PMC or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve PMC or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         PMC's Bylaws provide that PMC shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. PMC believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. PMC's Bylaws also permit PMC to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether PMC would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. PMC currently has secured such insurance on behalf of its officers and directors.

         PMC has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in PMC's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify PMC's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of PMC, arising out of such person's services as a director or officer of PMC, any subsidiary of PMC or any other company or enterprise to which the person provides services at the request of PMC.

ITEM 16.  EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:


NUMBER       EXHIBIT DESCRIPTION
-----        -------------------
5.1          Opinion of Counsel as to the validity of the Shares.
23.1         Consent of Counsel (included in Exhibit 5.1 above).
23.2         Consent of  Deloitte  & Touche  LLP,  Vancouver,  British
             Columbia, Independent Auditors.
23.3         Consent of Deloitte & Touche LLP,  San Jose,  California,
             Independent Auditors.


ITEM 17.  UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Campbell, California, on November 29, 2000.


                                    PMC-SIERRA, INC.

                                    By: /s/ John Sullivan
                                    -------------------------------------------
                                    John Sullivan, VP Finance
                                    (Principal Financial and Accounting Officer)



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bailey and John Sullivan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                       Title                              Date


/s/ ROBERT L. BAILEY     President, Chief Executive Officer    November 29, 2000
--------------------     (Principal Executive Officer) and
Robert L. Bailey         Chairman of the Board of Directors

/s/ JOHN SULLIVAN        Vice President, Finance (Principal    November 29, 2000
-----------------        Financial and Accounting Officer)
John Sullivan

/s/ ALEXANDRE BALKANSKI  Director                              November 29, 2000
-----------------------
Alexandre Balkanski

/s/ COLIN BEAUMONT       Director                              November 29, 2000
------------------
Colin Beaumont

/s/ JAMES V. DILLER      Director                              November 29, 2000
-------------------
James V. Diller

/s/ FRANK J. MARSHALL    Director                              November 29, 2000
---------------------
Frank J. Marshall

                                  EXHIBIT INDEX


NUMBER         EXHIBIT DESCRIPTION
------         -------------------
5.1            Opinion of Counsel as to the validity of the Shares.

23.2           Consent  of  Deloitte  &  Touche  LLP,  Vancouver,   British
               Columbia

23.3           Consent of Deloitte & Touche LLP, San Jose, California